UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/14/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 14, 2009, Quantum Fuel Systems Technologies Worldwide, Inc. (the "Registrant") received a letter from The Nasdaq Stock Market ("Nasdaq") notifying the Registrant that it is not in compliance with one of Nasdaq's rules for continued listing. Because the Registrant did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009 (the "October 31, 2009 Form 10-Q"), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) ("Rule 5250(c)(1)").

As previously reported in the Registrant's Current Reports on Form 8-K filed August 20, 2009 and September 18, 2009, the Registrant is also not in compliance with Rule 5250(c)(1) because it has not filed either its Annual Report on Form 10-K for the fiscal year ended April 30, 2009 or its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009 (the "Delinquent Filings"). As also previously announced in the Registrant's press release dated October 8, 2009, on October 2, 2009, Nasdaq granted the Registrant an exception until January 25, 2010 to file the Delinquent Filings and regain compliance with Rule 5250(c)(1).

As a result of the Registrant's failure to file its October 31, 2009 Form 10-Q, by December 29, 2009, the Registrant must submit to Nasdaq an update to its original plan to regain compliance, which was originally submitted to Nasdaq on September 25, 2009. Any additional exceptions granted by the Nasdaq Listing Qualifications Department to allow the Registrant to regain compliance with Rule 5250(c)(1) will be limited to January 25, 2010. If the Nasdaq does not agree to an additional exception relative to the October 31, 2009 Form 10-K and/or if the Registrant does not regain compliance with Rule 5250(c)(1) by January 25, 2010, Nasdaq will provide written notification to the Registrant that its common stock will be delisted from The Nasdaq Global Market. The Registrant will have the right to appeal such a delisting notice to a Nasdaq Hearings Panel for review and seek a stay of such delisting.

The Registrant intends to submit its updated plan to regain compliance to Nasdaq no later than December 29, 2009. The Registrant is working diligently to prepare the Delinquent Filings and the October 31, 2009 Form 10-Q and currently anticipates being able to file such reports no later than January 25, 2010.

The Registrant's press release announcing the receipt of the December 14, 2009 letter from Nasdaq is attached hereto as Exhibit 99.1

Notice Regarding Forward-Looking Statements: This Current Report on Form 8-K may contain forward looking statements. These forward-looking statements come within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. These statements include words such as "may," "could," "will," "should," "assume," "expect," "anticipate," "plan," "intend," "believe," "predict," "estimate," "forecast," "outlook," "potential," or "continue," or the negative of these terms, and other comparable terminology. Such statements include, without limitation, the timing of the Registrant's submission of its plan to regain compliance to Nasdaq and the timing of its filing of the Delinquent Filings and the October 31, 2009 Form 10-Q. Various risks and other factors could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward-looking statements. Factors and risks that may cause actual results to differ include, but are not limited to, risks that audit of the Registrant's financial statements for fiscal years 2007, 2008 and 2009 and Registrant's response to certain comment letters from the Securities and Exchange Commission, when completed, will take longer than anticipated, risks that the Registrant's review of its historical financial statements will identify other issues not currently being considered that could delay or alter the results of the review, and risks that the Registrant may not be able to conclude its assessment within a reasonable period of time which could result in the Delinquent Filings and the October 31, 2009 Form 10-Q not being made by January 25, 2010.

Item 9.01.    Financial Statements and Exhibits

99.1 - Press Release dated December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: December 18, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated December 18, 2009